CERTIFICATE OF CORRECTION

SMITH BARNEY NATURAL RESOURCES FUND INC.


		Smith Barney Natural Resources Fund
Inc., a Maryland corporation having its principal office in the State of Maryland in the City of Baltimore (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

		1.	The title of the document being
corrected is:

"SHEARSON LEHMAN BROTHERS PRECIOUS METALS
AND MINERALS FUND INC. [NOW SMITH BARNEY
NATURAL RESOURCES FUND INC.]

ARTICLES OF AMENDMENT"

		2.	Smith Barney Natural Resources
Fund Inc. is the only party to the Articles of Amendment.

		3.	The Articles of Amendment were
filed with and accepted for record by the State
Department of Assessments and Taxation of Maryland on July 30, 1993.

		4.	(a)  Article FIRST of the
Articles of Amendment read as follows:

			FIRST:  The Articles of
Incorporation of the Corporation are hereby amended by deleting Article II and inserting in lieu thereof the following:

ARTICLE II

NAME

The name of the corporation
(hereinafter called the "Corporation")
is Smith Barney Shearson Precious
Metals and Minerals Fund Inc.

			(b)  As corrected, Article First
of the Articles of Amendment reads
			       as follows:

			FIRST:  The Charter of the
Corporation as set forth in the Articles of Amendment and Restatement of the Corporation is hereby amended with respect to its name by deleting Article I and inserting in lieu thereof the following:


ARTICLE I

NAME

The name of the corporation
(hereinafter called the "Corporation")
is Smith Barney Shearson Precious
Metals and Minerals Fund Inc.

		THE UNDERSIGNED officers of the
Corporation hereby acknowledge this Certificate of Correction to be the corporate act of the Corporation and further certify that, to the best of their knowledge, information and belief, the matters and facts set forth herein that are required to be verified under oath are true in all material respects and that this statement is made under the penalties of perjury.

		IN WITNESS WHEREOF, Smith Barney
Natural Resources Fund Inc. caused this
Certificate of Correction to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary as of November 23, 1999.


WITNESS:					SMITH BARNEY
NATURAL
						RESOURCES FUND
INC.


/s/Michael Kocur				By:/s/Heath B.
McLendon
Michael Kocur				Heath B.
McLendon
Assistant Secretary
	President
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NATR\CERTIFICATE OF CORRECTION 112399